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                                 EXHIBIT 23.6




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 of Take-Two Interactive Software, Inc. of our report dated April 17, 1998, relating to our audit of the balance sheet of BMG Interactive (France) as of June 30, 1997, and related statements of operations, divisional deficit, and cash flows for each of the two years in the period ended June 30, 1997, which is included in Form 8-K/A filed on June 1, 1998.



                                                        Neuilly, June 24, 1999
                                                       Deloitte Touch Tohmatsu
                                                                  Albert Aidan



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